Exhibit 5.2

March 26, 2026

Golar LNG Limited
2nd Floor, S.E. Pearman Building
9 Par-la-Ville Road
Hamilton, Bermuda HM 11

Re:          Golar LNG Limited

Ladies and Gentlemen:

We have acted as counsel to Golar LNG Limited, a company organized under the laws of Bermuda (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company of an automatically effective registration statement on Form F-3 (the “Registration Statement”), filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company from time to time (the “Offering”), pursuant to Rule 415 under the Securities Act, of an indeterminate number of the Company’s securities, which may include common shares, par value $1.00 per share, of the Company (the “Common Shares”), preferred shares of the Company (the “Preferred Shares”), debt securities of the Company, which may guaranteed by one or more subsidiaries of the Company (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), rights to purchase the Company’s equity securities (the “Rights”), and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, the Preferred Shares, the Debt Securities, the Warrants, the Purchase Contracts, the Rights, and the Units, the “Securities”) to be offered by the Company.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and, if necessary, will be set forth in supplements to the Prospectus.

In connection with the opinions expressed herein, we have examined, among other things, (i) the Registration Statement; (ii) the Prospectus; (iii) the form of senior debt securities indenture; (iv) the form of subordinated debt securities indenture; and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law	Texas Tower, 845 Texas Avenue, Suite 4700
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Golar LNG Limited March 26, 2026 Page 2

In connection with rendering the opinions set forth below, we have assumed, without investigation, that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing the documents that we reviewed has the legal capacity and authority to do so; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus; (vii) one or more prospectus supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any securities issuable upon conversion, exchange or exercise of any Preferred Shares or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that under the laws of the State of New York:

1.          With respect to the Warrants, Rights and Purchase Contracts (together the “Subscription Securities”), when the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Subscription Securities will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.          With respect to the Debt Securities, when (i) the board of directors (the “Board”) of the Company (or a committee thereof), has taken all necessary corporate action to approve the issuance and terms of any Debt Securities and, if applicable, the related guarantee; (ii) the terms of such Debt Securities, and, if applicable, the related guarantee, and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any other organizational documents of the Company or any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) such Debt Securities (which may include the related guarantee) have been duly authenticated, delivered, issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Securities as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Debt Securities and, if applicable, the related guarantee will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

Golar LNG Limited March 26, 2026 Page 3

3.          With respect to the Units, when the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Units, except in the case of an equity security of the Company forming part of a Unit, will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The foregoing opinions are limited to the laws of the State of New York as in effect on the date hereof. Insofar as the opinions expressed herein depend on matters governed by the laws of Bermuda, we have relied on the opinion of Conyers, Dill & Pearman, which is filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.